Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

Bradley Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

Costa Brava Partnership III L.P.
Roark, Rearden & Hamot, LLC
Roark, Rearden & Hamot Capital Management, LLC
Seth W. Hamot
Douglas E. Linton
John S. Ross

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A

	(2)	Aggregate number of securities to which transaction applies: N/A

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	(4)	Proposed maximum aggregate value of transaction: N/A

	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: N/A

	2)	Form, Schedule or Registration Statement No.: N/A

	3)	Filing Party: N/A

	4)	Date Filed: N/A

          On October 3, 2006, Costa Brava Partnership III L.P. (“Costa Brava”) issued a press release relating to an open letter sent by John S. Ross and Douglas E. Linton to the Board of Directors of Bradley Pharmaceuticals, Inc.  A copy of the press release is filed herewith as Exhibit 1.

CERTAIN INFORMATION ABOUT THE PARTICIPANTS

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF BRADLEY PHARMACEUTICALS, INC.  INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 1

PRESS RELEASE

Contacts:
MacKenzie Partners, Inc.
Larry Dennedy: 212-929-5239
Bob Sandhu: 212-378-7061

COSTA BRAVA NOMINEES SEND OPEN LETTER TO BRADLEY
PHARMACEUTICALS, INC. BOARD OF DIRECTORS

LETTER CORRECTS INACCURACIES AND MISCHARACTERIZATIONS
PUBLICLY MADE BY BRADLEY BOARD

Boston, MA -- October 3, 2006 -- Today, John S. Ross and Douglas E. Linton, two nominees for the Board of Directors of Bradley Pharmaceuticals, Inc. (NYSE:BDY), sent the following open letter to the incumbent Board members setting the record straight on their qualifications to be productive members of the Board.

October 3, 2006

Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, NJ 07004
Attention: Board of Directors

Dear Members of the Board of Directors,

As you know, Costa Brava Partnership III L.P. (“Costa Brava”) nominated us to stand for election to the Board of Directors of Bradley Pharmaceuticals, Inc. (“Bradley” or the “Company”).  We have agreed to do so because we believe that we can make a valuable contribution to the Company and work constructively with the Board to help create shareholder value.  Unfortunately, the comments about our qualifications in your open letter to shareholders of September 27, 2006 was full of inaccuracies and mischaracterizations.  This letter sets the record straight.

John Ross.

Mr. Ross has more than ten years experience servicing the pharmaceutical industry.  He was a co-founder and director of MetaWorks, Inc., which was hired by nearly every major pharmaceutical company to complete data projects in support of FDA, marketing and communication strategy decisions.  These projects included NDA approvals, label extensions, efficacy claim support, R&D go/no go assessments, and publication strategies.

As one of the founders of MetaWorks, Mr. Ross took on many responsibilities.  He marketed to the major pharmaceutical companies and was an active participant in formulating client projects.  Mr. Ross’s positions at MetaWorks required him to have a thorough understanding of pharmaceutical company clients’ business needs, and work with the MetaWorks scientific team to ensure effective, unbiased project outcomes.

Mr. Ross worked at Cellcor Therapies, Inc., an autologous, living cell biotech company focused on an autologous cell therapy for renal cell cancer, before it was sold to Cytogen Corporation (NASDAQ: CYTO).  At Cellcor, Mr. Ross held multiple positions during the treatment development stage.  One of these roles was Clinical Center management, which brought together the clinic, production laboratory and sales force for Cellcor’s first commercial treatment center.  To accomplish this, Mr. Ross contributed to crafting the marketing strategy and implementation of the plan through to field sales to attract referring doctors and patient referrals.

Aside from his pharmaceutical and biotechnology marketing experience, Mr. Ross also holds investments in multiple business ventures, one of which concentrates on the painting and renovation of large scale multi-unit residential complexes throughout New England.  For the past eleven years, this business has been managed by its president, not Mr. Ross.

Since 1987, Mr. Ross and Mr. Seth Hamot have not had any direct or indirect business relationship with each other.

Doug Linton.

Mr. Linton’s pharmaceutical experience will be valuable to Bradley.  Mr. Linton counts 13 pharmaceutical manufacturers as former or current consulting clients.  Of these clients, at least four are pharmaceutical clients with worldwide sales in excess of $1 billion, and one has sales in excess of $5 billion.

Mr. Linton is considered by many to be a leader in the area of drug distribution.  Mr. Linton’s success as a consultant is a testimony to his leading-edge understanding of this field.  While Mr. Linton’s full time employment at Cardinal Health ended 11 years ago, his consulting relationship with Cardinal Health through July 2005 was in the newest and most sensitive area in pharmaceutical distribution – Distribution Service Agreements (DSAs).  Mr. Linton’s work was reviewed and used by senior management within the Cardinal Health Pharmaceutical Distribution business unit.

While at Cardinal Heath, Mr. Linton started three profitable businesses, two of which were a “first” for drug wholesales.  He also developed the purchasing area into a high margin-generating department.  Mr. Linton was instrumental in moving Cardinal Health from a regional player to a very profitable national player.

Mr. Linton possesses strong quantitative skills, which he utilized during his deep involvement with operational interpretation and strategy at drug wholesalers in such technical financial areas as LIFO and margin reserve accounting.  He has also advised manufacturer clients on policies to minimize returns.

Mr. Linton has a track record for pursuing excellence in the pharmaceutical industry, and this track record would continue in his role as a director of Bradley.

In short, we know the pharmaceutical industry and are confident that our varied experiences and successes will make a positive contribution to Bradley’s sales and profit growth.  We look forward to working with other Bradley directors for the success of the Company.

Yours truly,

John Ross and Doug Linton
Nominees for election to the Board of Directors of Bradley Pharmaceuticals, Inc.

CERTAIN INFORMATION ABOUT THE PARTICIPANTS

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF BRADLEY PHARMACEUTICALS, INC.  INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.